STORAGE USA, INC.

                               AMENDMENT NO. 3 TO
                             1993 OMNIBUS STOCK PLAN


         This Amendment No. 3, dated as of December 16, 1996, to the Storage USA, Inc. 1993 Omnibus Stock Plan recites and provides as follows:

         At a meeting held on December 16, 1996, the Board of Directors of Storage USA, Inc. (the "Company") determined to amend the Company's 1993 Omnibus Stock Plan (the "Plan"), pursuant to paragraph 19 of the Plan, to provide for an automatic grant of options to purchase 1000 shares of the Company's Common Stock to each non-employee director to be awarded on the first business day of each year, at the year-end closing stock price, which options will vest on the date of such grant.

         NOW THEREFORE, paragraph 6(h)(ii) of the Plan is deleted and the following substituted therefor:

     1. Commencing December 31, 1996, each non-employee director will receive an annual automatic grant of options to purchase 1000 shares of the Company's Common Stock, to be awarded on the last business day of each year, at the year-end closing stock price, which options shall vest on the date of such grant.

     2.   Paragraph 6(h)(iv) shall be deleted.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed as of the date first above written.


                                           STORAGE USA, INC.



                                           By: /s/ Christopher P. Marr
                                              ---------------------------
                                                   Christopher P. Marr
                                                   Senior Vice President